Exhibit 10.2

November 2, 2006

Answers Corporation
237 West 35th Street
Suite 1101
New York, NY 10001
Attn: Robert S. Rosenschein, CEO

Re: Non-Competition Covenant

Dear Bob:

In consideration for the Purchase Price paid for the Transferred Assets by Buyer, as detailed in the Asset Purchase Agreement entered into between Answers Corporation (“Buyer”), on the one hand, and the undersigned, Interesting.com, Inc. (“Seller”) and Chris Whitten (“Shareholder”), on the other, dated November 2, 2006 (the "Purchase Agreement"), we, the undersigned, jointly and severally, agree and undertake as follows:

1.
Whether as principal, agent, stockholder, consultant, partner, member, or in any other capacity whatsoever, other than on behalf of Buyer, not to (a) participate in, engage in, or be in any manner associated with the development, publishing, marketing, distribution, creation, licensing or sale of any venture which competes, directly or indirectly, with Buyer's business in the area of (i) collaborative questions and answers websites, (ii) "wiki" community website(s), and/or (iii) any website(s) targeting the collection and editing of information through user-generated content (the "Non-Compete Field") for a period, commencing on the Closing Date, of (y) three (3) years for the area described in 1(a)(i) above and (z) one (1) year for the area described in 1(a)(ii) and 1(a)(iii) above, unless otherwise agreed between the parties in writing; or (b) interfere with the business of Buyer or approach, contact, or solicit Buyer’s users in connection with a purpose within the Non-Compete Field. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic, or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

2.
Each of the undersigned acknowledges and agrees that the provisions of this Non-Competition Covenant are (a) a condition of and inducement for Buyer entering into the Purchase Agreement, and (b) intended to preserve the value of the Transferred Assets being acquired by Buyer pursuant to the Purchase Agreement. Additionally, each of the undersigned acknowledges and agrees that the provisions of this Non-Competition Covenant are reasonable with respect to the scope of restriction and duration and are reasonably necessary to protect the value of the Transferred Assets because, among other things, (i) Seller and Buyer are engaged in a highly competitive industry, (ii) Shareholder is receiving significant consideration in connection with the Purchase Agreement.

3.
By signing this Non-Competition Covenant, each of the undersigned undertakes to refrain from investing in the Non-Compete Field in excess of 5%, via a beneficial interest of any entity or venture. For the avoidance of doubt, Shareholder's obligation pursuant to this Non-Competition Covenant shall not apply to his ownership of Seller, provided however, that Seller restricts its business to fields outside the Non-Compete Field.

4.	This Non-Competition Covenant shall be binding upon and inure to the benefit of you and us, our successors and assigns.

5.	Terms, which are used in this Non-Competition Covenant and are not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement.
6.
This Non-Competition Covenant shall be governed by the laws of the State of New York without reference to rules of conflicts of law. Shareholder hereby consents to the personal jurisdiction of the state and federal courts located in the Southern District of New York for any action or proceeding arising from or relating to this Non-Competition Covenant.

7.
The waiver of a breach of any term or provision of this Non-Competition Covenant, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Non-Competition Covenant.

Sincerely yours,

/s/ Chris Whitten	/s/ Chris Whitten

____________________	______________________
Chris Whitten	Interesting.com, Inc.

ACKNOWLEDGED AND ACCEPTED:

Answers Corporation

By: /s/ Robert S. Rosenschein
________________________

Robert S. Rosenschein, CEO

Date: November 2, 2006